UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

OXBRIDGE RE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 201, 42 Edward Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands (Address of Principal Executive Office)	KY1-9006 (Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Ordinary Shares (par value $0.001)	OXBR	The Nasdaq Stock Market LLC
Warrants to Purchase Ordinary Shares	OXBRW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2022, Oxbridge Re Holdings Limited (the “Company”) entered into an Equity Distribution Agreement (the “Offering Agreement”) with Maxim Group LLC, as sales agent (the “Sales Agent”), pursuant to which the Company could offer and sell, from time to time, through the Sales Agent up to $6,300,000 of the Company’s ordinary shares, $0.001 par value (“Ordinary Shares”). The expiration date of the Offering Agreement is the earlier of (i) the issuance and sale of the Ordinary Shares having an aggregate offering price equal to $6,300,000, or (ii) the termination of the Offering Agreement by either the Sales Agent or the Company, in each such party’s sole discretion, upon the provision of thirty (30) days’ written notice. The Company will pay the Sales Agent a commission equal to 3.0% of the gross proceeds of the Ordinary Shares sold by the Sales Agent pursuant to the Offering Agreement.

Sales of the Ordinary Shares under the Offering Agreement, if any, may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including without limitation sales made directly on or through the Nasdaq Capital Market or any other existing trading market for the Ordinary Shares. The Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Ordinary Shares from time to time, based upon instructions from the Company (including any price, time or amount limits the Company may impose). The Company is not obligated to make any sales under the Offering Agreement.

The foregoing description of the material terms of the Offering Agreement is qualified in its entirety by reference to the full text of the Offering Agreement, a copy of which is included as Exhibit 1.1 hereto and is incorporated herein by reference.

The Ordinary Shares were registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-262590) (the “Registration Statement”), and offerings of the Ordinary Shares will be made only by means of a prospectus supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Company, has issued a legal opinion relating to the Ordinary Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events

On September 28, 2022, Hurricane Ian made landfall in Florida as a Category 4 hurricane causing catastrophic flooding and damage. The Company estimates, as of September 30, 2022, that the maximum impact to its capital relating to the expected underwriting losses from Hurricane Ian is expected to be $500,000. The Company’s estimate is preliminary and is based on the amount of capital at risk and preliminary industry assessments of damages and exposure. Accordingly, the Company’s actual ultimate net loss from Ian may be lower (but not higher) than this preliminary estimate.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated September 30, 2022, by and between Oxbridge Re Holdings Limited and Maxim Group LLC.
5.1	Opinion of Maples and Calder (Cayman) LLP.
23.1	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

/s/ Wrendon Timothy
Date: September 30, 2022	Wrendon Timothy
Chief Financial Officer and Secretary
(Principal Accounting Officer and
Principal Financial Officer)